Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Estrella Biopharma, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Estrella Biopharma, Inc. (the “Company”) as of June 30, 2023, the related statements of operations, stockholders’ deficit and cash flows for the year ended June 30, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2023, and the results of its operations and its cash flows for the year ended June 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2022.

Costa Mesa, CA
October 5, 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Estrella Biopharma, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Estrella Biopharma, Inc. (the “Company”) as of June 30, 2022, the related statements of operations, changes in stockholders’ deficit, and cash flows for the period from March 30, 2022 (inception) through June 30, 2022 and the period from July 1, 2021 through March 29, 2022 (predecessor), and related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022, and the results of its operations and its cash flows for the period from March 30, 2022 (inception) through June 30, 2022 and the period from July 1, 2021 through March 29, 2022 (predecessor), in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced loss and negative cash flow from operations since its inception and expects negative cash flows from operations to continue until it can generate sufficient revenue, if ever. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Friedman LLP

We served as the Company’s auditor in 2022.

New York, New York

September 28, 2022, except for Note 10 which is dated October 17, 2022

ESTRELLA BIOPHARMA, INC.

BALANCE SHEETS

	As of June 30, 2023	As of June 30, 2022

Current Assets
Cash	$2,479,146	$4,088,333
Prepaid expenses - related party	-	833,333
Extension note receivable	273,066	-
Total current assets	2,752,212	4,921,666

Non-current Assets
Deferred transaction costs	276,187	-
Total non-current assets	276,187	-

Total Assets	$3,028,399	$4,921,666

Liabilities, Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable - related party	$9,333,146	$945,587
Other payables and accrued liabilities	398,781	-
Accrued liability - related party	22,000	-
Franchise tax payable	4,297	1,097
Total current liabilities	9,758,224	946,684

Non-current liabilities:
Other liability	12,725	14,825
Total non-current liabilities	12,725	14,825

Total Liabilities	9,770,949	961,509

Commitments and Contingencies (Note 4)

Preferred Stock
Series A Preferred Stock, $0.0001 par value, 15,000,000 shares authorized; 5,000,000 shares issued and outstanding as of June 30, 2023 and 2022	5,000,000	5,000,000

Series AA Preferred Stock, $0.0001 par value, 105,000,000 shares authorized; 105,000,000 shares issued and outstanding as of June 30, 2023 and 2022	-	-

Stockholders’ Deficit:
Common stock, $0.0001 par value; 145,000,000 shares authorized; 4,063,500 and 176,000 shares issued and outstanding as of June 30, 2023 and 2022, respectively	407	18
Additional paid-in capital	445,596	34,290
Accumulated deficit	(12,188,553)	(1,074,151)
Total Stockholders’ Deficit	(11,742,550)	(1,039,843)
Total Liabilities, Preferred Stock and Stockholders’ Deficit	$3,028,399	$4,921,666

The accompanying notes are an integral part of these financial statements.

ESTRELLA BIOPHARMA, INC.

STATEMENTS OF OPERATIONS

	For the Year Ended June 30,	For the Period from March 30, 2022 (Inception) through June 30,	For the Period from July 1, 2021 through March 29, 2022
	2023	2022	(Predecessor)

Operating expenses
Research and development	$10,451,212	$1,041,892	$347,207
General and administrative	663,190	32,259	263,989
Total operating expenses	11,114,402	1,074,151	611,196

Loss from Operations	(11,114,402)	(1,074,151)	(611,196)

Loss before income taxes	(11,114,402)	(1,074,151)	(611,196)

Income taxes provision	-	-	-

Net loss	$(11,114,402)	$(1,074,151)	$(611,196)

Net loss applicable to common stock per share, basic and diluted	$(8.75)	$(160.15)	$(611.20)
Weighted average common shares outstanding, basic and diluted	1,270,041	6,707	1,000

The accompanying notes are an integral part of these financial statements.

ESTRELLA BIOPHARMA, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common Stock		Additional Paid-in	Parent’s Net	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Investment	Deficit	Deficit
Balance, July 1, 2021 (Predecessor)	-	$-	$-	$-	$-	$-
Net loss (Predecessor)	-	-	-	(611,196)	-	(611,196)
Advance from Parent	-	-	-	611,196	-	611,196
Balance, March 29, 2022 (Predecessor)	-	$-	$-	$-	$-	$-

Balance, March 30, 2022	-	$-	$-	$-	$-	$-
Issuance of common stock to former Parent	1,000	-	-	-	-	-
Vesting of early exercised stock options	175,000	18	157	-	-	175
Stock-based compensation	-	-	34,133	-	-	34,133
Net loss	-	-	-	-	(1,074,151)	(1,074,151)
Balance, June 30, 2022	176,000	18	34,290	-	(1,074,151)	(1,039,843)
Vesting of early exercised stock options	3,887,500	389	1,711	-	-	2,100
Stock-based compensation	-	-	409,595	-	-	409,595
Net loss	-	-	-	-	(11,114,402)	(11,114,402)
Balance, June 30, 2023	4,063,500	$407	$445,596	-	$(12,188,553)	$(11,742,550)

The accompanying notes are an integral part of these financial statements.

ESTRELLA BIOPHARMA, INC.

STATEMENTS OF CASH FLOWS

	For the Year Ended	For the Period from March 30, 2022 (inception) through	For the Period from July 1, 2021 through March 29,
	June 30, 2023	June 30, 2022	2022 (Predecessor)
Cash Flows from Operating Activities:
Net loss	$(11,114,402)	$(1,074,151)	$(611,196)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	409,595	34,133	95,835
Amortization of operating right-of-use asset, related party		-	-
Changes in operating assets and liabilities:
Prepaid expenses - related party	833,333	(833,333)	-
Accounts payable - related party	8,387,559	-	-
Other payables and accrued liabilities	122,594	945,587	-
Accrued liability - related party	22,000	-	-
Franchise tax payable	3,200	1,097	-
Net cash used in operating activities	(1,336,121)	(926,667)	(515,361)

Cash Flows from Investing Activities:
Loan to UPTD as extension note receivable	(273,066)	-	-
Net cash used in investing activities	(273,066)	-	-

Cash Flows from Financing Activities:
Net transfers from Parent	-	-	515,361
Net proceeds from early exercise of stock options	-	15,000
Net proceeds from issuance of Series A Preferred Stock	-	5,000,000
Net cash provided by financing activities	-	5,015,000	515,361

Net Change in Cash	(1,609,187)	4,088,333	-

Cash at beginning of the year	4,088,333	-	-
Cash at end of the year	$2,479,146	$4,088,333	$-

Supplemental Cash flow Information
Cash paid for income tax	$-	$-	$-
Cash paid for interest	$-	$-	$-

Supplemental Disclosure of Non-cash Financing Activities
Deferred transaction costs included in other payables and accrued liabilities	$276,187	$-	$-
Recognition of related party operating right-of-use asset and lease liability	$48,988	$-	$-

The accompanying notes are an integral part of these financial statements.

ESTRELLA BIOPHARMA, INC.

Notes To Financial Statements

Note 1 — Organization and Business Operation

Estrella Biopharma, Inc. (the “Company” or “Estrella”) was incorporated in the State of Delaware on March 30, 2022 by Eureka Therapeutics, Inc. (“Eureka”), which was incorporated in California in February 2006 and reincorporated in Delaware in March 2018 and is the predecessor of the Company. The Company’s fiscal year end is June 30. On June 28, 2022, pursuant to a Contribution Agreement between the Company and Eureka (the “Contribution Agreement”), Eureka contributed certain assets (the “Assets”) related to T-cell therapies targeting CD19 and CD22, proteins expressed on the surface of almost all B-cell leukemias and lymphomas, in exchange for 105,000,000 shares of the Company’s Series AA Preferred Stock (the “Separation”). See Note 2, Basis of Presentation.

As part of the Separation, the Company entered into a License Agreement (the “License Agreement”) with Eureka and Eureka Therapeutics (Cayman) Ltd. (“Eureka Cayman”), an affiliate of Eureka, and a Services Agreement (the “Services Agreement”) with Eureka, and Eureka contributed and assigned the Collaboration Agreement between Eureka and Imugene Limited (“Imugene”) (the “Collaboration Agreement”) to the Company. The License Agreement grants Estrella an exclusive license to develop CD19 and CD22 targeted T-cell therapies using Eureka’s ARTEMIS® platform. Under the Services Agreement, Eureka has agreed to perform certain services for the Company in connection with the development of the Company’s product candidates, EB103 and EB104. EB103, which is a T-cell therapy also called “CD19-Redirected ARTEMIS® T-Cell Therapy,” utilizes Eureka’s ARTEMIS® technology to target CD19. Estrella is also developing EB104, a T-cell therapy also called “CD19/22 Dual-Targeting ARTEMIS® T-Cell Therapy.” Like EB103, EB104 utilizes Eureka’s ARTEMIS® technology to target not only CD19, but also CD22. The Collaboration Agreement establishes the partnership between the Company and Imugene related to development of solid tumor treatments using Imugene’s product candidate (“CF33-CD19t”) in conjunction with EB103.

The Company is a preclinical-stage biopharmaceutical company developing T-cell therapies with the capacity to cure patients with blood cancers and solid tumors.

The Company is in the development stage, having not yet started planned principal operations. For the year ended June 30, 2023, the Company has been devoting substantially all of its efforts toward preparing for drafting regulatory filings (including the Investigational New Drug (“IND”) applications), planning preclinical studies, and building its management team. On March 2, 2023, the FDA cleared the IND for EB103, allowing Estrella to proceed with the Phase I/II Starlight-1 Clinical Trial, which Estrella expects to commence in the first half of 2024.

On June 29, 2022, the Company entered into a letter of intent with TradeUP Acquisition Corp. (“UPTD”) in contemplation of a potential business combination. UPTD is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. On September 30, 2022, the Company entered into the Agreement and Plan of Merger (the “Merger Agreement”) with UPTD and Tradeup Merger Sub Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of UPTD (the “Merger”). Each share of Series A Preferred Stock and Series AA Preferred Stock of the Company that is issued and outstanding immediately prior to the effective time of the Merger will automatically convert into a number of shares of common stock of the Company in accordance with the certificate of incorporation of the Company in effect immediately prior to the effective time of the Merger. The Company will be the accounting acquirer and, as such, the business combination will be accounted for as a “reverse recapitalization” (“reverse merger”) because it is a capital transaction involving the issuance of stock by UPTD for the stock of the Company. In addition, the unvested Common Stock of the Company from early-exercised stock options will become immediately vested upon closing and each such holder shall be entitled to receive the merger consideration payable or issuable to a holder pursuant to the terms and conditions of the Merger Agreement. Consummation of the Merger is subject to the satisfaction or waiver by the respective parties of a number of conditions, including the approval of the Merger Agreement and the Merger by UPTD’s stockholders. In addition, the Merger Agreement contains a closing condition for the completion of transaction financing (the “Merger Financing”) of at least $20,000,000 by UPTD or the Company, including equity financing of no less than $15,000,000 (excluding equity-linked securities such as convertible debt or debt plus warrants) and debt or equity-linked financing of no more than $5,000,000, on terms acceptable to the Company.

ESTRELLA BIOPHARMA, INC.

Notes To Financial Statements

Consummation of the business combination is subject to the satisfaction or waiver by the respective parties of a number of conditions, including 1) the approval of the Agreement and Plan of Merger and the business combination by UPTD’s stockholders and there being at least a $20.0 million Available Combined Cash Amount (as that term is defined in the Agreement and Plan of Merger) at the closing of the business combination, and 2) the net tangible assets upon the consummation with the Merger no less than $5,000,0001. On September 29, 2023, the Company closed the previously announced Business Combination with UPTD. (See Note 12 - subsequent events)

Liquidity and Going Concern

The accompanying financial statements have been prepared on a basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of June 30, 2023, the Company had cash of approximately $2.5 million, and accumulated deficit of approximately $12.2 million. For the year ended June 30, 2023, loss from operations was approximately $11.1 million. The Company’s ability to fund its operations is dependent on the amount of cash on hand and its ability to raise debt or additional equity financing. The Company has expended substantial funds on its research and development business, has experienced losses and negative cash flows from operations since its inception and expects losses and negative cash flows from operations to continue until its technology receives regulatory approval and the Company generates sufficient revenue and positive cash flow from operations, if ever.

As a result of these conditions, there is substantial doubt about the Company’s ability to continue as a going concern for at least one year after the date that these financial statements are issued. After the completion of the Business Combination, the Company would expect to consummate the Estrella Series A Preferred Stock transaction with Lianhe World Limited. However, since such financing is not guaranteed as it's uncertain that whether the company would be able to meet the merger closing condition requirement, therefore, the Company might not have sufficient funding to sustain the preclinical and clinical development of our product candidates, our public company compliance costs, certain of the milestone payments under the License Agreement and payments under the Services Agreement.

The Company’s future operations are highly dependent on a combination of factors, including but not necessarily limited to (1) the success of our research and development programs; (2) the timely and successful completion of any additional financing; (3) the development of competitive therapies by other biotechnology and pharmaceutical companies; (4) ability to manage growth of the organization; (5) ability to protect the Company’s technology and products; and, ultimately (6) regulatory approval and successful commercialization and market acceptance of the Company’s product candidates.

The Company plans to raise additional capital in the future in order to continue its research and development programs and fund operations. However, its ability to raise additional capital in the equity or debt markets is dependent on a number of factors, and there is no assurance that such financing will be available on acceptable terms, or at all. The market demand of the Company’s equity is subject to a number of risks and uncertainties, including but not limited to, negative economic conditions, adverse market conditions, and adverse financial results. If the Company is unable to either raise sufficient capital in the equity or debt markets, license products or rights to future products or generate revenue, it may need to restructure, or cease operations, all of which would likely have a material adverse effect on the Company.

The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should it be determined that the Company is unable to continue as a going concern.

Note 2 — Significant accounting policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

The accompanying financial statements as of and for the reporting periods ended March 29, 2022 reflect the historical financial position, results of operations, changes in net investment and cash flows of the operations associated with the Assets acquired by the Company from Eureka, the Company’s parent. These financial statements have been derived from the accounting records of Eureka and should be read in conjunction with the accompanying notes thereto. The operations surrounding the Assets are deemed to be the Company’s predecessor prior to March 30, 2022, the inception date of the Company. These financial statements do not necessarily reflect what the results of operations, financial position, or cash flows would have been had the Company been a separate entity during the periods prior to March 30, 2022, nor are they indicative of future results of the Company.

ESTRELLA BIOPHARMA, INC.

Notes To Financial Statements

The results of operations of the Company for the reporting periods ended March 29, 2022, were identified based on the Assets acquired by the Company from Eureka. The statements of operations include all costs directly attributable to the Company, including costs for facilities, functions and services that the Company utilized in connection with its research and development (“R&D”) and an allocation of expenses, as related to Eureka’s projects relating to CD19 and CD22 targeted T-cell therapies, for corporate functions, including administrative, human resources and legal. These expenses have been allocated based on direct usage, proportion based on numbers of projects and facilities square footage usage, and employee’s full-time equivalent (“FTE”) efforts in conducting research and development on CD19 and CD22 targeted T-cell therapies. Management considers the expense methodology and resulting allocation to be reasonable for all periods presented. However, the allocations may not be indicative of all the actual expenses that would have been incurred if the Company operated as an independent company for the periods presented. Actual costs that the Company may have incurred as a standalone company would depend on a number of factors, including but not limited to, whether functions were outsourced or performed by the Company’s employees as well as strategic decisions made in areas such as R&D.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart The Company’s Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company difficult because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. Significant items subject to such estimates and assumptions include stock-based compensation, deferred income tax asset valuation and allowances and the carved out results of operations from Eureka.

Cash

The Company maintains its operating accounts in a single financial institution. The balance is insured by the United States Federal Deposit Insurance Corporation (“FDIC”) but only up to specified limits. The Company’s cash is maintained in a checking and a saving account.

ESTRELLA BIOPHARMA, INC.

Notes To Financial Statements

Basic and Diluted Loss per Common Stock

Basic net loss per common stock is calculated by dividing the net loss by the weighted–average number of common stock outstanding for the period. Diluted net loss per share is computed by dividing the net loss by the weighted–average number of common stock and dilutive share equivalents outstanding for the period, determined using the treasury stock and if–converted methods. Since the Company has had net losses for all periods presented, all potentially dilutive securities are anti–dilutive.

As of June 30, 2023 and 2022, the Company had the following potential common stock outstanding which were not included in the calculation of diluted net loss per common stock because inclusion thereof would be anti-dilutive:

As of June 30, 2023
Series A Preferred Stock	5,000,000
Series AA Preferred Stock	105,000,000
Unvested early-exercised stock option	10,937,500
Total	120,937,500

As of June 30, 2022
Series A Preferred Stock	5,000,000
Series AA Preferred Stock	105,000,000
Unvested early-exercised stock option	14,825,000
Total	124,825,000

Stock-Based Compensation

The Company recognizes compensation costs resulting from the issuance of stock-based awards to employees, non-employees and directors as an expense in the statements of operations over the requisite service period based on a measurement of fair value for each stock-based award. The fair value of each option granted is estimated as of the date of grant using the Black-Scholes-Merton option-pricing model, net of actual forfeitures. The fair value is amortized as compensation cost on a straight-line basis over the requisite service period of the awards, which is generally the vesting period. The Black-Scholes-Merton option-pricing model includes various assumptions, including the fair market value of the common stock of the Company, expected life of stock options, the expected volatility and the expected risk-free interest rate, among others. These assumptions reflect the Company’s best estimates, but they involve inherent uncertainties based on market conditions generally outside the control of the Company.

As a result, if other assumptions had been used, stock-based compensation expense, as determined in accordance with authoritative guidance, could have been materially impacted. Furthermore, if the Company uses different assumptions on future grants, stock-based compensation expense could be materially affected in future periods.

The stock compensation expenses from the Company’s predecessor for the reporting periods ended March 29, 2022 have been allocated based on FTE efforts in conducting research and development on CD19 and CD22 targeted T-cell therapies.

Mezzanine Equity

Mezzanine equity represents the Series A Preferred Stock and Series AA Preferred Stock (collectively known as “Preferred Stock”) issued by the Company. The shares of Preferred Stock are mandatorily redeemable upon the occurrence of Deemed Liquidation Events outside of the Company’s control. Therefore, the Company classifies the Preferred Stock as mezzanine equity. Refer to Note 7.

Parent Net Investment

The Company’s statement of changes in stockholders’ deficit as of March 31, 2022 represents Eureka’s net investment in the Company’s business and is presented as “Parent Net Investment” in lieu of stockholders’ equity. The changes in parent’s Net Investment on the Statement of Stockholders’ Deficit includes the net of expenses and advancements from Eureka on behalf of the Company, offset by the resulting net loss.

ESTRELLA BIOPHARMA, INC.

Notes To Financial Statements

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of two cash accounts in a financial institution located in the United States. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts. FDIC provides standard insurance coverage of $250,000 per insured bank, for each account ownership category. As of June 30, 2023 and 2022, cash balance of $2,479,146 and $4,088,333 were deposited with a financial institution located in the U.S., of which $2,229,146 and $3,838,333 was subjected to credit risk, respectively.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic, inflation rates, the continuing military action in Ukraine on the industry and has concluded that these factors could have a negative effect on the Company’s financial position and/or results of its operations. The specific impact of these factors is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The Company’s future success depends on Estrella and Eureka’s ability to retain key employees, directors, and advisors and to attract, retain and motivate qualified personnel. The Company relies on Eureka to provide certain technical assistance to facilitate the Company’s exploitation of the intellectual property licensed by Eureka, and Eureka will be solely responsible for the manufacture and supply of clinical quantities of the licensed products and final filled and finished (including packaged) drug product form of the licensed products. Pursuant to the Services Agreement, Eureka currently performs or supports Estrella’s important research and development activities. The Services Agreement (see Note 6) may be terminated by mutual agreement at any time. Following the termination of, or the expiration of the term of, the Services Agreement, the Company may not be able to replace the research and development-related services that Eureka provides or enter into appropriate third-party arrangements on terms and conditions, including cost, comparable to those that the Company will receive from Eureka. Additionally, after the Services Agreement terminates, the Company may be unable to sustain the research and development-related services at the same levels or obtain the same benefits as when the Company was receiving such services and benefits from Eureka. If the Company is required to operate these research and development functions separately in the future, or are unable to obtain them from other providers, the Company may not be able to operate the Company’s business effectively and could result in a material adverse effect.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature. The Company measures the fair value of certain of its financial assets and liabilities on a recurring basis. A fair value hierarchy is used to rank the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value which is not equivalent to cost will be classified and disclosed in one of the following three categories:

Level 1 — Quoted prices (unadjusted) in active markets for identical assets and liabilities.

Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as unadjusted quoted prices for similar assets and liabilities, unadjusted quoted prices in the markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Income Taxes

The Company recognizes deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards and establishes a valuation allowance when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ESTRELLA BIOPHARMA, INC.

Notes To Financial Statements

Accounting for uncertainty in income taxes is recognized based on a recognition threshold and measurement process for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis.

There is no tax sharing agreement with Eureka; therefore, no deferred taxes were carried over from Eureka to the Company.

Research and Development Expenses

The Company charges research and development costs to operations as incurred. The Company accrues for costs incurred by external service providers, including contract research organizations and clinical investigators, based on its estimates of service performed and costs incurred. These estimates include the level of services performed by third parties, patient enrollment in clinical trials when applicable, administrative costs incurred by third parties, and other indicators of the services completed. Based on the timing of amounts invoiced by service providers, the Company may also record payments made to those providers as prepaid expenses that will be recognized as expense in future periods as the related services are rendered. Research and development expenses for the year ended June 30, 2023, for the period from March 30, 2022 (inception) through June 30, 2022, and for the period from July 1, 2021 through March 29, 2022 (Predecessor) primarily consisted of personnel costs for the design and development of clinical trials, legal and professional fees, facilities related fees and enhancement of the Company’s technology which was mainly performed by Eureka. (Refer to Note 6 for the terms of the License Agreement and the Service Agreement).

Deferred transaction costs

Deferred transaction costs consist primarily of expenses paid to attorneys, consultants, underwriters, and others related to the Merger. Should the Merger prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to expenses.

Lease

Effective July 1, 2022, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that does not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities.

If any of the following criteria are met, the Company classifies the lease as a finance lease:

●	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term;

●	The lease grants the lessee an option to purchase the underlying asset that the Company is reasonably certain to exercise;

ESTRELLA BIOPHARMA, INC.

Notes To Financial Statements

●	The lease term is for a major part of the remaining economic life of the underlying asset;

●	The present value of the sum of the lease payments and any residual value guaranteed by the lessee, that is not otherwise included in the lease payments substantially exceeds all of the fair value of the underlying asset; or

●	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

Leases that do not meet any of the above criteria are accounted for as operating leases.

The Company combines lease and non-lease components in its contracts under Topic 842, when permissible.

Operating lease right-of-use (“ROU”) asset and lease liability were recognized at the adoption date of July 1, 2022, based on the present value of lease payments over the lease term. Since the implicit rate for the Company’s leases is not readily determinable, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term.

In the event of lease modification, the Company followed ASC 842-10-25 through 25-12, “lessee accounting for a modification that is not accounted for as a separate contract,” to remeasure and reallocate the remaining consideration in the lease agreement, and reassess the classification of the lease at the effective date of the modification.

The Company reviews the impairment of its ROU asset consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liability in any tested asset group and includes the associated operating lease payments in the undiscounted future pre-tax cash flows.

Segment reporting

The Company accounted for segment reporting in accordance with ASC 280, “Segment Reporting”. Based on qualitative and quantitative criteria established by ASC 280, the Company considers itself to be operating within one reportable segment.

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. The amendments in this Update simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted, including adoption in any interim period for (1) public business entities for periods for which financial statements have not yet been issued and (2) all other entities for periods for which financial statements have not yet been made available for issuance. An entity that elects to early adopt the amendments in an interim period should reflect any adjustments as of the beginning of the annual period that includes that interim period. Additionally, an entity that elects early adoption must adopt all the amendments in the same period. The Company has adopted this update on July 1, 2022. The adoption did not have material impact on the Company’s financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), to increase the transparency and comparability about leases among entities. The new guidance requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018, and requires a modified retrospective approach to adoption. In September 2017, the FASB issued ASU No. 2017-13, which to clarify effective dates that public business entities and other entities were required to adopt ASC Topic 842 for annual reporting. A public business entity that otherwise would not meet the definition of a public business entity except for a requirement to include or the inclusion of its financial statements or financial information in another entity’s filing with the SEC adopting ASC Topic 842 for annual reporting periods beginning after December 15, 2020, and interim reporting periods within annual reporting periods beginning after December 15, 2021. The Company has adopted this update on July 1, 2022. The adoption does not have material impact on the Company’s financial statements.

ESTRELLA BIOPHARMA, INC.

Notes To Financial Statements

Note 3 — Extension Note Receivable

As provided in an Agreement and Plan of Merger dated September 30, 2022, the Company has agreed to, upon request by UPTD, deposit the agreed reasonable amount to the UPTD’s trust in order to effectuate extension of UPTD’s deadline to consummate a business combination. Pursuant to the Merger Agreement, as of June 30, 2023, a total of $273,066 of six monthly extension payments, each in the principal amount of $45,511, would be deposited into the Trust Account of UPTD, all of which were sourced by loans from the Company (the “Extension Notes”). The Extension Notes bear no interest and are payable in full upon the consummation of the Business Combination. The Company has the right, but not the obligation, to convert the Extension Notes, in whole or in part, respectively, into private shares of UPTD Common Stock at a price of $10.00 per share (the “Estrella Extension Shares”). As of the date hereof, the value of the embedded conversion option was immaterial.

Note 4 — Commitments & Contingencies

Manufacturing Commitment

On June 28, 2022, Eureka and the Company entered into the License Agreement under which Eureka granted to the Company a license under certain intellectual property controlled by Eureka for exploitation by the Company in the Company’s territory under the License Agreement (the “Licensed Territory”). Eureka will be solely responsible for the manufacture and supply of clinical quantities of the licensed products and final filled and finished (including packaged) drug product form of the licensed products for development and commercialization purposes in the field both in the Licensed Territory and elsewhere. Refer to Note 6.

Equity Financing Commitment

On April 20, 2023, UPTD entered into a common stock purchase agreement (as amended on April 26, 2023 and from time to time, the “Common Stock Purchase Agreement”) and a related registration rights agreement (the “White Lion RRA”) with White Lion. Pursuant to the Common Stock Purchase Agreement, following the Closing, New Estrella has the right, but not the obligation to require White Lion to purchase, from time to time, up to the lesser of (i) $50,000,000 in aggregate gross purchase price of newly issued shares of common stock of New Estrella and (ii) the Exchange Cap (as defined below), in each case, subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement.

In consideration for the commitments of White Lion under the Common Stock Purchase Agreement, Estrella in cooperation with UPTD, Estrella and White Lion entered into a Joinder to Estrella’s Series A Preferred Stock Purchase Agreement (the “Joinder”) pursuant to which Estrella agreed to issue immediately prior to the Closing an aggregate of 250,000 shares of Series A Preferred Stock, which the parties have acknowledged has a value of $250,000. Additionally, pursuant to the Joinder, White Lion agreed to purchase 500,000 shares of Estrella’s Series A Preferred Stock for $500,000 in cash immediately prior to closing of the Merger. Such shares of Estrella Series A Preferred Stock will automatically convert into 750,000 shares of Estrella Common Stock immediately prior to the Effective Time and then into Merger Consideration Shares of UPTD based on the exchange ratio determined by the total number of shares of Estrella Common Stock outstanding at the Effective Time in accordance with the Merger Agreement.

Contingencies

From time to time, the Company is party to certain legal proceedings, as well as certain asserted and un-asserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the financial statements.

In some instances, the Company may be required to indemnify its licensors for the costs associated with any such adversarial proceedings or litigation. Third parties may assert infringement claims against the Company, its licensors or its strategic collaborators based on existing patents or patents that may be granted in the future, regardless of their merit. There is a risk that third parties may choose to engage in litigation or other adversarial proceedings with the Company, its licensors or its strategic collaborators to enforce or otherwise assert their patent rights.

Note 5 — Collaboration Agreement

On October 29, 2021, the Company’s parent, Eureka, entered into a Collaboration Agreement with Imugene Ltd, a clinical stage immune-oncology company to evaluate Imugene’s CF33-CD19t, its oncolytic virus onCARlytics technology in combination with Eureka’s CD19 ARTEMIS T-cell therapy for the treatment of solid tumors.

On June 28, 2022, as part of the Separation, Eureka contributed and assigned the Collaboration Agreement to the Company. Pursuant to the Collaboration Agreement, the Company and Imugene have each granted to the other a royalty free, non-exclusive, worldwide license, with the right to grant and authorize sublicenses, to their respective technologies to conduct the research activities each is responsible for performing under the research plan set forth in the Collaboration Agreement. The research plan is required to be reviewed no less frequently than every six to eight months by a joint steering committee comprised of participants from each of Estrella and Imugene.

ESTRELLA BIOPHARMA, INC.

Notes To Financial Statements

Allocation of Costs, unless otherwise agreed by the Parties in connection with a given Research Plan and associated Research Budget:

(a)	Eureka Costs: Eureka will be responsible for all FTE and other internal costs incurred in the performance of all Eureka Research Activities, as defined in the Collaboration Agreement;

(b)	Imugene Costs: Imugene will be responsible for all FTE and other internal costs incurred in the performance of all Imugene Research Activities, as defined in the Collaboration Agreement; and

(c)	Joint Costs: Eureka and Imugene will share equally (50:50) the out-of-pocket costs set forth in the applicable Research Budget plus Allowable Overruns, as defined in the Collaboration Agreement. If either Party incurs out-of-pocket costs in excess of the amount budgeted therefor in the applicable Research Budget plus Allowable Overruns, then the other Party will not be responsible for its 50% share to the extent in excess of such budgeted amount plus Allowable Overruns, unless the joint steering committee (“JSC”) approves such excess costs (either before or after such costs have been incurred).

The Company and Eureka recorded the costs associated with the Collaboration Agreement as research and development expenses in the amount of $24,186 for the year ended June 30, 2023 and $4,780, and $ 28,921 for the period from July 1, 2021 through March 29, 2022 (predecessor), and for the period from March 30, 2022 (inception) through June 30, 2022, respectively.

Note 6 — Related Party Transactions

License Agreement

On June 28, 2022, in connection with the Contribution Agreement, Eureka, Eureka Cayman and the Company entered a License Agreement under which Eureka and Eureka Cayman granted to the Company a license under certain intellectual property controlled by Eureka for exploitation by the Company in the Licensed Territory, which primarily includes the United States and the rest of the world, excluding China and the Association of Southeast Asian Nations.

Pursuant to the License Agreement, (1) Eureka will be solely responsible for the manufacture and supply of clinical quantities of the licensed products and final filled and finished (including packaged) drug product form of the licensed products (“Drug Product”) for development and commercialization purposes in the field both in the Licensed Territory and elsewhere, and (2) during the term of the License Agreement, Eureka will manufacture and supply, either itself or through an affiliate or a third party contract manufacturer, all of the Company’s and its related parties’ clinical quantities requirements of Drug Product for the Company’s and its related parties’ development activities with respect to the licensed products in the field in the Territory conducted in accordance with this agreement. Eureka and the Company will use good faith efforts to negotiate and enter into a clinical supply agreement on reasonable and customary terms for the supply of Drug Product by Eureka to the Company at a price equal to the fully burdened cost (the “Clinical Supply Agreement”), and a related quality agreement, which agreements will govern the terms and conditions of the manufacturing and clinical supply of Drug Product to the Company. Furthermore, Eureka and the Company’s collaboration will be overseen by a JSC. Eureka and the Company will initially appoint one representative to the JSC, with each representative having knowledge and expertise in the development and commercialization of products similar to the licensed products and having sufficient seniority within the applicable party to provide meaningful input and make decisions arising within the scope of the JSC’s responsibility.

The License Agreement requires the Company to make certain payments, including (a) an “upfront” payment of $1,000,000, payable in 12 equal monthly installments, (b) “milestone” payments upon the occurrence of certain events related to development and sales, with potential aggregate multi-million dollar payments upon FDA approval, and (c) royalty payments of a single digit percentage on net sales.

ESTRELLA BIOPHARMA, INC.

Notes To Financial Statements

As of June 30, 2023, and 2022 the Company had remaining balance of account payable - related party amounted to $833,333 and $916,666, respectively, related to License Agreement’s upfront payment. For the year ended June 30, 2023, one development milestone payment in the amount of $50,000 related to the submission of EB103 to the FDA was earned by Eureka under the Agreement. Such amount was accrued by the Company and outstanding as of June 30, 2023. For the period ended June 30, 2022, the Company did not achieve any milestones, and as such, was not required to make any milestone payments nor royalty payments.

Services Agreement

On June 28, 2022, the Company entered a Services Agreement with Eureka. Pursuant to the Services Agreement, Eureka will perform certain services for the Company related the transfer of certain technology and the provision of certain technical assistance to facilitate the Company’s exploitation of the intellectual property licensed by Eureka to the Company under the License Agreement, and Eureka will perform such services for the Company (the “Services”). Under the Services Agreement, the Company shall pay Eureka (1) $10,000,000 in connection with the Services payable in 12 equal monthly installments with the first payment to be made no later than five days after the Effective date and (2) reimburse Eureka on a monthly basis for reasonable pass-through costs incurred or paid to providers by Eureka in providing the Services. In addition, the Company will be charged for other services performed by Eureka outside the scope of the Services per the Service Agreement, at a flat rate, by time or materials or as mutually agreed upon the parties in writing.

As Eureka’s service covered a period of 12 months and the service commenced on June 28, 2022, the Company recorded the first installment of $833,333 as prepaid expense- related party as of June 30, 2022 to cover July 2022’s service period. As of June 30, 2023, the Company had account payable balance - related party of $8,333,331 related to Service Agreement with Eureka.

As of June 30, 2023 and 2022, the Company accrued $116,482 and $28,921 for pass-through costs related to clinical trials incurred by Eureka in account payable-related party, respectively.

Effective October 1, 2022, the Company and Eureka amended the Services Agreement and the License Agreement to provide for postponement of accrued monthly payments under those agreements until the earlier of (i) the closing of the Business Combination or (ii) the termination of the Agreement and Plan of Merger. Effective as of March 1, 2023 (the “Second Amendment Date”), the parties further amended the Services Agreement and License Agreement to make any payments that would have become due and payable under those agreements upon clearance of the IND for EB103 on March 2, 2023 due and payable to Eureka upon the earlier of (i) the closing of the Business Combination or (ii) the termination of the Merger Agreement.

On May 15, 2023, the Company has assigned a cost reimbursement receivable of $27,169 from Imugene under the Collaboration Agreement to Eureka. There was no impact on the Company’s statements of operations.

Series AA Preferred Stock

On June 28, 2022, the Company and Eureka entered into the Contribution Agreement pursuant to which Eureka agreed to contribute and assign to the Company all right, title and interest in and to the Assets in exchange for 105,000,000 shares of the Company’s Series AA Preferred stock. (Refer to Note 7) As of June 30, 2023 and 2022, Eureka collectively owned 92.1% and 95.3% of the Company on a fully diluted basis, respectively.

Lease

On July 6, 2022, the Company entered into an office lease contract with Eureka, to lease a 428 square feet office with $2,000 monthly lease payment. Under the original lease contract, the sublease agreement is commenced on August 1, 2022 and expires on September 30, 2023. In November 2022, the sublease’s expiration date was amended to July 31, 2023. Therefore, such lease contained a lease term for 12 months and less after amendment. The Company elected not to apply the ROU and lease liability recognition requirements to above mentioned short-term lease as the modified lease term was less than twelve months. As a result of the lease amendment, the Company then reduced the corresponding ROU and lease liability to $0 and continued to recognize the lease monthly payments in profit or loss on a straight-line basis over the remaining lease term period.

For the years ended June 30, 2023, for the period from March 30, 2022 (inception) through June 30, 2022, and for the period from July 1, 2021 through March 29, 2022 (predecessor), the Company incurred $22,000, $0, and $0 rent expense from Eureka, respectively. (Refer to Note 11) As of June 30, 2023, the outstanding balance of lease payments of $22,000 was recorded as accrued liability - related party on the Company’s balance sheets.

ESTRELLA BIOPHARMA, INC.

Notes To Financial Statements

Note 7 — Preferred Stock

Series AA Preferred Stock

On June 28, 2022, the Company and Eureka entered into the Contribution Agreement pursuant to which Eureka contributed and assigned to the Company all right, title and interest in and to the Assets in exchange for 105,000,000 shares of the Company’s Series AA Preferred stock. In accordance with ASC 805 “Common control transactions.” The transfer of the Assets was accounted for by the Company at historical carrying values.

Series A Preferred Stock

On June 28, 2022, the Company entered into a Series A Preferred Stock Purchase Agreement with an accredited third-party investor to raise gross proceeds of $5,000,000 by issuing 5,000,000 shares of its Series A Preferred Stock. The shares of the Series A Preferred Stock were sold for $1.00 per share.

In addition, Eureka and Series A Preferred Stock’s accredited third-party investors entered into an letter agreement that in the event that the Company does not achieve certain milestone , Eureka shall automatically forfeit a percentage of (a) Eureka’s shares of capital stock of the Company, calculated as of immediately following the initial closing (the “Estrella Shares”), or (b) equity received as consideration in exchange for shares of capital stock of the Company (the “Transaction Shares”). On October 5, 2022, Eureka and the holders of Series A Preferred Stock terminated the letter agreement. As a result, the share forfeiture provisions as mentioned above are no longer in effect.

The significant terms of the Series A, Series AA Preferred Stocks issued by the Company are as follows:

Dividend Rights

Each holder of Preferred Stock shall be entitled to receive only when, as and if declared by the board of directors, out of any funds and assets legally available therefor, dividends on a pari passu basis at the rate of 8% of the original issue price of $1.00 per share. The dividend shall be non-cumulative and non-compounding.

Liquidation Rights

Series A Preferred Stock – In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders or, in the case of a Deemed Liquidation Event (as defined below), out of the consideration payable to stockholders in such Deemed Liquidation Event or the Available Proceeds, before any payment shall be made to the holders of Series AA Preferred Stock or Common Stock by reason of their ownership thereof, and amount per share equal to the applicable Original Issue Price, plus any dividends declared but unpaid thereon.

Series AA Preferred Stock – After payment of the full liquidation preference of the Series A Preferred Stock, then in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series AA Preferred Stock then outstanding shall be entitled to be paid out of the assets of Company available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, out of the consideration payable to stockholders in such Deemed Liquidation Event or the Available Proceeds. Before any payment shall be made to the holders of Common Stock by reason of their ownership, an amount per share equal to the applicable Original Issue Price, plus any dividends declare but unpaid thereon.

Distribution of Remaining Assets – If there are any remaining assets of the Company, such assets shall be distributed among the holders of the shares of Series A Preferred Stock and Common Stock, prorated based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock.

ESTRELLA BIOPHARMA, INC.

Notes To Financial Statements

Voting Rights

Each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast two (2) votes for each share of Series A Preferred Stock held by such holder and each holder of outstanding shares of Series AA Preferred Stock shall be entitled to cast one (1) vote for each share of Series AA Preferred stock held by such holder. Except as provided by law or by the other provisions of the amended and restated certificate of incorporation, holders of Preferred Stock shall vote together with holders of Common Stock as a single class.

Conversion Rights

Each share of Preferred Stock shall be convertible, at the option of the holder at any time and from time to time, and without the payment of additional consideration by the holder into such number of fully paid and non – assessable shares of Common Stock as is determined by dividing the Original Issue Price by the Conversion Price in effect at the time of conversion. The Series A Conversion Price applicable to the Series A Preferred Stock shall initially be equal to $1.00. The Series AA Conversion Price applicable to the Series AA Preferred Stock shall initially be equal to $1.00. The Series A Conversion Price and the Series AA Conversion Price are referred to as “Conversion Price”. The initial Conversion Prices and the rate at which shares of applicable Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment in connection with certain dilutive issuances, share split, combinations, dividends, distributions, recapitalizations, mergers, consolidations, reclassifications, exchanges, and substitutions.

Pursuant to the Company’s amended and restated certificate of incorporation, holders of the Company’s Preferred Stock have the following methods of conversion: Automatic conversion upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $1.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock splits, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of gross proceeds to the Company and in connection with such offering the Common Stock is listed for trading on the Nasdaq Stock Market’s National Market, the New York Stock Exchange or another exchange or marketplace approved by the board of directors or (b) the date and time, or the occurrence of an event, specified by vote or written consent of (i) the holders of at least a majority of the outstanding shares of Series A Preferred Stock and (ii) the holders of at least a majority of the outstanding shares of Series AA Preferred Stock, voting separately , then (x) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate (y) such shares may not be reissued by the Company.

Redemption Rights

Both Series A Preferred Stock and Series AA Preferred Stock were mandatorily redeemable upon the occurrence of a “Deemed Liquidation Event” which includes the following: (1) a merger or consolidation in which (a) the Company is a constituent party or (b) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (i) the surviving or resulting corporation; or (ii) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (2) (a) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or (b) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

ESTRELLA BIOPHARMA, INC.

Notes To Financial Statements

The Company shall use the consideration received by the Company for such Deemed Liquidation Events mentioned above (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the board of directors of the Company), together with any other assets of the Company available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), to redeem all outstanding shares of Preferred Stock at a price per share equal to the applicable liquidation amount, which is equal to the original issue price of the Preferred Stock plus any declared but unpaid dividends. The Series A Preferred Stock must receive its liquidation amount prior to the Series AA Preferred Stock receives any payment.

The Series A Preferred Stock and the Series AA Preferred Stock were accounted for under Section 480-10-S99 — Distinguishing Liabilities from Equity (FASB Accounting Standards Codification 480) as amended by ASU 2009-04 — for Redeemable Equity Instruments (“ASU 2009-04”). Under ASU 2009-04, a redeemable equity security is to be classified as temporary equity if it is conditionally redeemable upon the occurrence of an event that is not solely within the control of the issuer. Therefore, the Company classified the Series A Preferred Stock and Series AA Preferred Stock as temporary equity in the balance sheets as of June 30, 2023 and 2022.

Note 8 — Stockholders’ Deficit

Common Stock – The Company is authorized to issue 145,000,000 shares of common stock with a par value of $0.0001 per share (the “Common Stock”). As of June 30, 2023 and 2022, there were 4,063,500 and 176,000 shares of Common Stock issued and outstanding, respectively.

Note 9 — Stock Based Compensation

On May 27, 2022, the Company’s board of directors approved its 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan provides for the grant of (i) options, (ii) share appreciation rights, (iii) restricted share awards, (iv) restricted share unit awards, and (v) other share awards. The aggregate number of shares of Common Stock that may be issued pursuant to the 2022 Plan will not exceed 15,000,000 shares of Common Stock. On May 27, 2022, the Company granted options under the 2022 Plan to purchase 15,000,000 shares of its Common Stock to its employees, board of directors, and other consultants. The total fair value of these stock options was approximately $1,638,381.

The stock-based compensation expense recorded in the Company’s results of operations for the year ended June 30, 2023, the period from March 30, 2022 (inception) through June 30, 2022, and the period from July 1, 2021 through March 29, 2022 (predecessor) were $409,595, $34,133, and $95,835, respectively. Stock based compensation expense for the period from July 1, 2021 through March 29, 2022 (predecessor) is based on the carve out assumptions described in Note 2, Basis of Presentation.

The breakdown of stock based compensation by categories for the year ended June 30, 2023, for the periods from March 30, 2022 (inception) through June 30, 2022,and for the period from July 1, 2021 through March 29, 2022 (predecessor), are summarized below:

	For the year ended June 30, 2023	For the Period from March 30, 2022 (inception) through June 30, 2022	For the Period from July 1, 2021 through March 29, 2022 (Predecessor)
Research and development	$155,646	$12,971	$95,835
General and administrative	253,949	21,162	-
Total stock based compensation	$409,595	$34,133	$95,835

The intrinsic value of the granted options was approximately $1.6 million. As of June 30, 2023 and 2022, there were approximately $1.2 million and $1.6 million unvested compensation costs, which is expected to be recognized over the remaining 2.8 and 3.9 years of employment service period, respectively.

The Company estimated the fair value of the stock options using the Black-Scholes option pricing model. The fair value of employee stock options issued was estimated using the following assumptions:

Grant date	May 27, 2022
Exercise price	$0.001
Estimated stock price	$0.11
Expected volatility	120.0%
Expected term (in years)	4.00
Risk-free interest rate	3.00%

ESTRELLA BIOPHARMA, INC.

Notes To Financial Statements

The risk-free interest rate was obtained from U.S. Treasury rates for the applicable periods. The Company’s expected volatility was based upon the implied volatility of a portfolio of comparable companies. The expected life of the Company’s options was determined using the actual remaining life of the stock option. The fair value of the Common Stock input was determined by the board of directors based on a variety of factors, including valuation prepared by a third party, the Company’s financial position, the status of development efforts within the Company, the current climate in the marketplace and the prospects of a liquidity event, among others.

The following table summarizes stock option activity during the period from March 30, 2022 (inception) to June 30, 2022:

	Stock Option Outstanding	Exercise Prices	Average Remaining Contractual Life (In Years)
Balance, March 30, 2022	-	$-	-
Granted	15,000,000	$0.001	4.00
Exercised	(15,000,000)	$0.001	-
Balance, June 30, 2022	-	$-	-

For the year ended June 30, 2023, no additional stock options were granted.

On May 27, 2022, all employees, the board of directors, and other consultants elected to exercise the stock options granted by the Company early. The total proceeds received by the Company amounted to $15,000 and was recorded as other liability due to the terms of the early exercised shares, which are subject to repurchase until such shares are vested and are required to be returned to the Company if the vesting conditions are not satisfied. Such other liability account should be cleared at the time the exercised shares are vested or repurchased. As of June 30, 2023 and 2022, the unamortized balance of the above mentioned other liability amounted to $12,725 and $14,825, respectively, based on the vesting period.

A summary of early-exercised stock option’s vesting activity during the period ended June 30, 2022 and for the year ended June 30, 2023 is as follows:

	Number of Shares	Weighted- Average Grant Date Fair Value per share
Balance of early-exercised stock option at March 30, 2022	-	$-
Early exercise of stock option	15,000,000	$0.11
Vested early-exercised stock option	(175,000)	$0.11
Balance of unvested early-exercised stock option at June 30, 2022	14,825,000	$0.11
Vested early-exercised stock option	(3,887,500)	$0.11
Balance of unvested early-exercised stock option at June 30, 2023	10,937,500	$0.11

ESTRELLA BIOPHARMA, INC.

Notes To Financial Statements

Note 10 — Income Taxes

The Company had no income tax expense due to operating losses incurred for year ended June 30, 2023 and for the periods from March 30, 2022 (inception) through June 30, 2022. In addition, no income tax expense incurred from the carved out results of operation from Eureka for the period from July 1, 2021 through March 29, 2022 (predecessor). Loss before income taxes were amounted to $11,114,402, $1,074,151, and $611,196 for the year ended June 30, 2023, for the periods from March 30, 2022 (inception) through June 30, 2022, and for the period from July 1, 2021 through March 29, 2022 (predecessor), respectively.

The Company’s net deferred tax assets were as follows as of June 30, 2023 and 2022

	As of June 30, 2023	As of June 30, 2022
Deferred tax assets:
Net operating loss carryover	$354,895	$218,404
Stock-based compensation	93,183	7,168
Research and development expense capitalization	2,111,518	-
Research and development tax credit	-	62,513
Total deferred tax assets	2,559,596	288,085
Valuation allowance	(2,559,596)	(288,085)
Deferred tax asset, net of allowance	$—	$—

The effective tax rate of the Company’s provision (benefit) for income taxes differs from the federal statutory rate as follows as of June 30, 2023 and 2022

	For the year ended June 30,	For the period from March 30, 2022 (inception) through June 30,
	2023	2022
Statutory rate	21.0%	21.0%
Research and development tax credit rate difference	-%	5.8%
Prior year true-ups	0.6%	-%
Changes in valuation allowance	(21.6)%	(26.8)%
Total	—	—

As of June 30, 2023 and 2022, the Company had gross federal income tax net operating loss (“NOL”) carry forwards of $1,689,976 and $45,394, and federal research tax credits of $0 and $62,513, respectively.

Under the Code, the NOL can be carried forward indefinitely and can be used to offset up to 80% of taxable income for losses arising in tax years beginning after June 30, 2022. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will be realized. The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during periods in which those temporary differences become deductible.

ESTRELLA BIOPHARMA, INC.

Notes To Financial Statements

Due to the uncertainty surrounding the realization of the benefits of its deferred assets, including NOL carry forwards, stock-based compensation, research and development expense capitalization and federal research tax credit, the Company has provided a 100% valuation allowance on its deferred tax assets at June 30, 2023 and 2022. In terms of research and development expense capitalization attributed to deferred tax assets, the Company capitalized research and development expense of $10,295,566 and $1,028,921 for the year end June 30, 2023, and for the period from March 30, 2022 (inception) through June 30, 2022, respectively. The research and development expense capitalization were mainly derived from Eureka’s license and service agreement and would be amortized over 5 years for income tax purposes.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740, Income Taxes. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. As of June 30, 2023 and 2022, the Company had no uncertain tax positions, and no interest or penalties have been charged to the Company for the year ended June 30, 2023. If incurred, the Company will classify any interest and penalties as a component of interest expense and operating expense, respectively.

Note 11 — Leases

On July 6, 2022, the Company entered into an office lease contract with Eureka, a replated party. Under the original lease contract, the sublease agreement is commenced on August 1, 2022 and expires on September 30, 2023. In November 2022, the sublease’s expiration date was amended to July 31, 2023.

The Company’s office lease was classified as an operating lease. The Company’s lease agreement does not contain any material residual value guarantees or material restrictive covenants.

The Company elected not to apply the ROU and lease liability recognition requirements to above mentioned short-term lease in accordance with ASC 842-20-25-2. As a result of the lease amendment, the Company then reduced the corresponding ROU and lease liability to $0 and continued to recognize the lease monthly payments in profit or loss on a straight–line basis over the remaining lease term period.

Rent expense for the years ended June 30, 2023, for the period from March 30, 2022 (inception) through June 30, 2022, and for the period from July 1, 2021 through March 29, 2022 (predecessor), was $22,000, $0, and $0, respectively.

Note 12 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through October 5, 2023 when the financial statements were issued.

Closing of Business Combination

On September 29, 2023, the Company closed the previously announced Business Combination with UPTD pursuant to the terms of the Merger Agreement by and among UPTD, Merger Sub, and Estrella. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Estrella, with Estrella surviving as a wholly-owned subsidiary of UPTD. Following the closing of the Business Combination, TradeUP Acquisition Corp. changed its corporate name to Estrella Immunopharma, Inc.

ESTRELLA BIOPHARMA, INC.

Notes To Financial Statements

Merger Financing Agreements

Estrella Series A Preferred Stock Purchase Agreements

On each of July 31, 2023 and September 18, 2023, an aggregate of six third party investors executed joinders to Estrella’s Series A Preferred Stock Purchase Agreement. Pursuant to the joinders, such investors agreed to purchase an aggregate of 9,250,000 shares of Estrella’s Series A Preferred Stock for $9,250,000 immediately prior to the effective time of Estrella’s merger with UPTD. Subsequently and immediately prior to the effective time of the merger with UPTD, such shares of Estrella’s Series A Preferred Stock converted into Estrella Common Stock and then into Merger Consideration Shares based on an exchange ratio determined by the total number of shares of Estrella Common Stock outstanding immediately prior to the Effective Time in accordance with the Merger Agreement. In addition, immediately prior to the Effective Time, 500,000 shares of Estrella’s Series A Preferred Stock were issued to White Lion for $500,000 and 250,000 shares of Estrella’s Series A Preferred Stock were issued to White Lion in consideration for its commitments under the Common Stock Purchase Agreement pursuant to the Joinder to the Series A Preferred Stock Purchase Agreement between Estrella and White Lion, dated April 20, 2023, as further described in Note 4 above. Subsequently, immediately prior to the Effective Time, such shares of Estrella Series A Preferred Stock were converted into Estrella Common Stock and then into Merger Consideration Shares based on an exchange ratio determined by the total number of shares of Estrella Common Stock outstanding at the Effective Time in accordance with the Merger Agreement.

Common Stock Transfer Agreements

Immediately prior to the Closing, as an inducement for three of the third party Series A investors to enter into Series A Preferred Stock Purchase Agreements, Cheng Liu, Jiandong (Peter) Xu and Qian (Vicky) Yang (collectively, the “Transferees”), with the consent of Estrella, transferred an aggregate of 10,642,569 shares of Estrella Common Stock held by them pursuant to a Stock Transfer Agreement with each such investor, each dated September 18, 2023, among such investor, the Transferees and Estrella. Immediately prior to closing of the Merger with UPTD, such shares of Estrella Common Stock were exchanged for Merger Consideration Shares based on an exchange ratio determined by the total number of shares of Estrella Common Stock outstanding at the Effective Time and allocated to investors in accordance with the Merger Agreement.

Unsecured Promissory Note

On September 28, 2023, the Company entered into an agreement with a third party investor to issue an unsecured promissory note to a third party investor in the principal amount of $300,000, bearing interest at 12% per annum. The promissory note became effective upon the closing of the merger between the Company and UPTD on September 29, 2023. The note will mature and principal and accrued interest will be required to be paid in full 30 days after September 29, 2023, unless the Company elects to prepay the principal amount of the promissory note plus prorated accrued interest in full on an earlier date.

Extension Note Receivable

In each of July 2023, August 2023 and September 2023, pursuant to the Merger Agreement, Estrella deposited monthly extension payments in an aggregate amount of $112,298.10 to the trust account of UPTD to extend the deadline for the Company to complete its merger with UPTD, with the most recent monthly extension payment in September 2023 extending the deadline to complete the merger to October 19, 2023. Each monthly extension payment is evidenced by an unsecured promissory notes in the aggregate principal amount of $112,298.10 issued by UPTD to Estrella.

Amendments to Employment Agreements of Estrella’s Executive Officers

Effective as of September 1, 2023, Estrella amended the agreements governing the terms of its employment with Dr. Cheng Liu, Estrella’s Chief Executive Officer, Jiandong (Peter) Xu, Estrella’s Chief Financial Officer and Qian (Vicky) Yang to provide a one-time cash bonus of $180,000, $180,000 and $100,000, respectively, to be paid within 90 days of September 1, 2023, in recognition of services rendered by such executive during their respective terms of employment with Estrella.